Exhibit 4.2

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

SPACE ASSET ACQUISITION CORP.

Incorporated Under the Laws of the Cayman Islands

CUSIP [●]

Warrant Certificate

This Warrant Certificate certifies that [●], or registered assigns, is the registered holder of [●] warrant(s) (the “Warrants” and each, a “Warrant”) to purchase Class A ordinary shares, $0.0001 par value (“Ordinary Shares”), of Space Asset Acquisition Corp., a Cayman Islands exempted company (the “Company”). Each whole Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable Ordinary Shares as set forth below, at the Warrant Price (the “Warrant Price”) as determined pursuant to the Warrant Agreement, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price (or through “cashless exercise” as provided for in the Warrant Agreement) at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. The Warrants evidenced by this Warrant Certificate are [Public][Private Placement] Warrants. Capitalized terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Ordinary Share. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to the Warrant holder. The number of Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

The initial Warrant Price per one Ordinary Share for any Warrant is equal to $11.50 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become null and void. The Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Agreement..

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

SPACE ASSET ACQUISITION CORP.

By:
Name:
Title:

LUCKY LUCKO, INC., d/b/a EFFICIENCY,
as Warrant Agent

By:
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive [    ] Ordinary Shares and are issued or to be issued pursuant to a Warrant Agreement dated as of [●], 2025 (the “Warrant Agreement”), duly executed and delivered by the Company to Lucky Lucko, Inc., a Delaware corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of Election to Purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the issuance of the Ordinary Shares to be issued upon exercise is effective under the Securities Act of 1933, as amended, and (ii) a prospectus thereunder relating to the Ordinary Shares is current and such Ordinary Shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of the residence of the holder, except through “cashless exercise” as provided for in the Warrant Agreement. In addition, and notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, to the extent that the holder of a Warrant has delivered a notice contemplated by subsection 3.5.5 of the Warrant Agreement, neither the Company nor the Warrant Agent shall issue to a holder, and a holder may not acquire, any right it might have to acquire, a number of Ordinary Shares upon exercise of any Warrant to the extent that, upon such exercise, the number of Ordinary Shares then beneficially owned by a holder would exceed the Maximum Percentage of Ordinary Shares outstanding immediately after giving effect to such exercise as determined in accordance with subsection 3.3.5. of the Warrant Agreement

The Warrant Agreement provides that upon the occurrence of certain events the number of Ordinary Shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive [●] Ordinary Shares and herewith tenders payment for such Ordinary Shares to the order of Space Asset Acquisition Corp. (the “Company”) in the amount of $[●] in accordance with the terms hereof. The undersigned requests that a certificate for such Ordinary Shares be registered in the name of [●], whose address is [●] and that such Ordinary Shares be delivered to [●] whose address is [●]. If said [●] number of Ordinary Shares is less than all of the Ordinary Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of [●], whose address is [●] and that such Warrant Certificate be delivered to [●], whose address is [●].

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6 of the Warrant Agreement and the Company has required a cashless exercise pursuant to Section 6.1 of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) or Section 6.1 of the Warrant Agreement, as applicable.

In the event that the Warrant is a Private Placement Warrant that is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement, as applicable.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Ordinary Shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Ordinary Shares. If said number of shares is less than all of the Ordinary Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of [●], whose address is [●] and that such Warrant Certificate be delivered to [●], whose address is [●].

[To be included in any Election to Purchase of a holder who has provided the notice set forth in subsection 3.3.5 of the Warrant Agreement.

By signing this Election to Purchase, the undersigned hereby certifies that upon after giving effect to such exercise, the undersigned (together with such person’s affiliates) or any “group” of which holder or its affiliates is a member, would not beneficially own in excess of the Maximum Percentage of the Ordinary Shares outstanding immediately after giving effect to such exercise as determined in accordance with subsection 3.3.5 of the Warrant Agreement.

[Signature Page Follows]

Date: [●], 20

(Signature)

(Address)

(Tax Identification Number)
Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

EXHIBIT B

LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE LETTER AGREEMENT BY AND AMONG SPACE ASSET ACQUISITION CORP. (THE “COMPANY”), SPACE ASSET ACQUISITION SPONSOR LLC AND THE OTHER PARTIES THERETO (THE “LETTER AGREEMENT”), THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN SECTION 3 OF THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 5 OF THE LETTER AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND CLASS A ORDINARY SHARES OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

NO. [●] WARRANT